                                                Exhibit 99.1
Press Release

Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9672
matthew.frankel@verint.com

Verint Announces Strong First Quarter Results and Raises Cloud Revenue Guidance

Q1 Results Ahead of Guidance with Strength Across All Key Cloud Metrics

Raises FYE 2023 Non-GAAP Cloud Revenue Growth Guidance to a Range of 32% to 34%

MELVILLE, N.Y., June 7, 2022 - Verint® (Nasdaq: VRNT), The Customer Engagement Company™, today announced results for the three months ended April 30, 2022 (FYE 2023). Revenue for the three months ended April 30, 2022 was $218 million on a GAAP basis representing 8.5% year-over-year growth and $219 million on a non-GAAP basis representing 8.6% year-over-year growth. For the three months ended April 30, 2022, net loss per share was $(0.08) on a GAAP basis and diluted EPS was $0.52 on a non-GAAP basis.

“I am pleased to report strong cloud momentum in the first quarter with revenue and diluted EPS coming in ahead of expectations. Our first quarter showed strength across all key metrics including New Perpetual License Equivalent (PLE) Bookings growth and mix, with our bookings continuing to shift to SaaS”, said Dan Bodner, Verint CEO.

Bodner continued, “Looking ahead, we expect our cloud momentum to continue and are raising our annual guidance for cloud revenue growth to a range of 32% to 34%. Behind our strong momentum is our focus on helping brands close the engagement capacity gap with our highly differentiated customer engagement cloud platform.”

First Quarter Highlights
•Strong Cloud Revenue Growth: Cloud revenue increased 38% year-over-year
•Non-GAAP Revenue and Diluted EPS: Ahead of our guidance
•Favorable Mix Shift: 58% of New PLE bookings came from SaaS (up from 51% in Q1 of the prior year)
•Strong Cash Flow Generation: Operating cash flow up 43% year-over-year to $54 million

Verint Investor Day (Virtual)
•Day: Thursday, June 9, 2022
•Time: 10:30am ET
•Registration Link: Click here

Bodner concluded, “On Thursday of this week, we will hold our annual investor day, and we will do a deep dive into our platform differentiation.”

FYE 2023 Outlook
Our non-GAAP annual outlook for the year ending January 31, 2023 is as follows:

•Revenue: $940 million +/- 2%, reflecting 7% year-over-year growth
•Cloud Revenue Growth: 32% to 34% year-over-year
•Diluted EPS: $2.50 at the midpoint of our revenue guidance, reflecting 10% year-over-year growth

Our non-GAAP outlook for the three months ending July 31, 2022 and year ending January 31, 2023 excludes the following GAAP measure which we are able to quantify with reasonable certainty:

•Amortization of intangible assets of approximately $10 million and $40 million, for the three months ending July 31, 2022 and year ending January 31, 2023, respectively.

Our non-GAAP outlook for the three months ending July 31, 2022 and year ending January 31, 2023 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•Revenue adjustments are expected to be between approximately $0 million and $1 million, and $2 million and $3 million, for the three months ending July 31, 2022 and year ending January 31, 2023, respectively.
•Stock-based compensation expenses are expected to be between approximately $25 million and $29 million, and $81 million and $87 million, for the three months ending July 31, 2022 and year ending January 31, 2023, respectively, assuming market prices for our common stock approximately consistent with current levels.
•Costs associated with modifying our workplace following the spin-off of our former cyber intelligence business and in response to our decision to move to a hybrid work environment, including assumed lease terminations and abandonments, IT infrastructure costs, and other charges are expected to be between approximately $7 million and $9 million, and $21 million and $25 million, for the three months ending July 31, 2022 and year ending January 31, 2023, respectively.

Our non-GAAP guidance does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months ended April 30, 2022 and 2021 for the GAAP measures excluded from our non-GAAP outlook appear in Tables 2, 3 and 4 of this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months ended April 30, 2022 and outlook. An online, real-time webcast of the conference call and webcast slides will be available on our website at www.verint.com. The webcast slides will be available on our website until at least July 31, 2022. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 4465914. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) helps the world’s most iconic brands – including over 85 of the Fortune 100 companies – build enduring customer relationships by connecting work, data, and experiences across the enterprise. The Verint Customer Engagement portfolio draws on the latest advancements in AI and analytics, an open cloud architecture, and The Science of Customer Engagement™ to help customers close The Engagement Capacity Gap™.

Verint. The Customer Engagement Company™. Learn more at Verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, inflation, economic instability, political unrest, armed conflicts (such as the Russian invasion of Ukraine), natural disasters, climate change or other environmental issues, or outbreaks of disease, such as the COVID-19 pandemic, as well as the resulting impact on information technology spending by enterprises or government customers, on our business; risks that our customers delay, cancel, or refrain from placing orders, refrain from renewing subscriptions or service contracts, or are unable to honor contractual commitments or payment obligations due to liquidity issues or other challenges in their budgets and business; risks that restrictions resulting from the COVID-19 pandemic or actions taken in response to the pandemic adversely impact our operations or our ability to fulfill orders, complete implementations, or recognize revenue; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer challenges and needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets and our ability to keep pace with competitors, some of whom have greater resources than us, including in areas such as sales and marketing, branding, technological innovation and development, recruiting and retention, and growth; risks associated with our ability to properly execute on our cloud transition, including increased importance of subscription renewal rates, and risk of increased variability in our period-to-period results based on the mix, terms, and timing of our transactions; risks relating to our ability to properly execute on growth or strategic initiatives, manage investments in our business and operations, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to or costs to retain, recruit , and train qualified personnel in regions in which we operate either physically or remotely, including in new markets and growth areas we may enter, due to competition for talent, increasing labor costs, applicable regulatory requirements such as vaccination mandates, or otherwise; challenges associated with selling sophisticated solutions, including with respect to longer sales cycles, more complex sales processes, and assisting customers in understanding and realizing the benefits of our solutions, as well as with developing, offering, implementing, and maintaining a broad solution portfolio; risks that we may be unable to maintain, expand, and enable our relationships with partners as part of our growth strategy; risks associated with our reliance on cloud hosting providers and other third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain services, products, or components, including companies that may compete with us or work with our competitors; risks associated with our significant international operations, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant part of our business coming from government contracts and associated procurement processes; risks associated with our ability to identify suitable targets for acquisition or investment or successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, legacy liabilities, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks associated with complex and changing domestic and foreign regulatory environments, including, among others, with respect to data privacy and protection, government contracts, anti-corruption, trade compliance, environmental, social and governance matters, tax, and labor matters, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and data, including personally identifiable information or other information that may belong to our customers or other third parties, including in connection with our SaaS or other hosted or managed services offerings or when we are asked to perform service or support; risks that our solutions or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be vulnerable to cyber-attacks; risk of security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property, claim infringement on their intellectual property rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors and risks associated with actions of activist stockholders; risks associated with Apax Partners' significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the 2021 spin-off of our former Cyber Intelligence Solutions business, including the possibility that the spin-off transaction does not achieve the benefits anticipated, does not qualify as a tax-free transaction, or exposes us to unexpected claims or liabilities. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, when filed, and other filings we make with the SEC.

VERINT, VERINT DA VINCI, THE CUSTOMER ENGAGEMENT COMPANY, BOUNDLESS CUSTOMER ENGAGEMENT, THE ENGAGEMENT CAPACITY GAP and THE SCIENCE OF CUSTOMER ENGAGEMENT are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
Revenue:
Recurring	$159,367	$144,453
Nonrecurring	58,539	56,451
Total revenue	217,906	200,904
Cost of revenue:
Recurring	41,028	38,076
Nonrecurring	32,068	29,880
Amortization of acquired technology	3,639	4,384
Total cost of revenue	76,735	72,340
Gross profit	141,171	128,564
Operating expenses:
Research and development, net	30,947	29,148
Selling, general and administrative	102,882	87,646
Amortization of other acquired intangible assets	6,844	7,328
Total operating expenses	140,673	124,122
Operating income	498	4,442
Other income (expense), net:
Interest income	199	23
Interest expense	(1,501)	(5,019)
Losses on early retirements of debt	—	(2,474)
Other income, net	1,674	4,050
Total other income (expense), net	372	(3,420)
Income before provision for (benefit from) income taxes	870	1,022
Provision for (benefit from) income taxes	296	(72)
Net income	574	1,094
Net income attributable to noncontrolling interests	288	295
Net income attributable to Verint Systems Inc.	286	799
Dividends on preferred stock	(5,200)	(3,322)
Net loss attributable to Verint Systems Inc. common shares	$(4,914)	$(2,523)

Net loss per common share attributable to Verint Systems Inc.:
Basic	$(0.08)	$(0.04)
Diluted	$(0.08)	$(0.04)

Weighted-average common shares outstanding:
Basic	64,947	65,661
Diluted	64,947	65,661

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Cloud Metrics
(Unaudited)

Cloud Revenue

	Three Months Ended April 30,
(in thousands)	2022	2021
SaaS revenue - GAAP	$94,730	$63,592
Bundled SaaS revenue - GAAP	49,285	39,309
Unbundled SaaS revenue - GAAP	45,445	24,283
Optional managed services revenue - GAAP	15,913	16,458
Cloud revenue - GAAP	$110,643	$80,050

Estimated SaaS revenue adjustments	$1,269	$844
Estimated bundled SaaS revenue adjustments	1,269	782
Estimated unbundled SaaS revenue adjustments	—	62
Estimated optional managed services revenue adjustments	60	187
Estimated cloud revenue adjustments	$1,329	$1,031

SaaS revenue - non-GAAP	$95,999	$64,436
Bundled SaaS revenue - non-GAAP	50,554	40,091
Unbundled SaaS revenue - non-GAAP	45,445	24,345
Optional managed services revenue - non-GAAP	15,973	16,645
Cloud revenue - non-GAAP	$111,972	$81,081

New SaaS ACV

	Three Months Ended April 30,
(in thousands)	2022	2021
New SaaS ACV	$24,066	$18,804
New SaaS ACV Growth YoY	28.0%	58.1%

New Perpetual License Equivalent Bookings

	Three Months Ended April 30,
(in thousands)	2022	2021
New perpetual license equivalent bookings	$77,691	$60,982
New perpetual license equivalent bookings change YoY	27.4%	27.9%
% of new perpetual license equivalent bookings from SaaS	57.9%	51.2%

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)
Revenue

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
Recurring revenue - GAAP	$159,367	$144,453
Nonrecurring revenue - GAAP	58,539	56,451
Total GAAP revenue	217,906	200,904
Recurring revenue adjustments	1,343	1,039
Nonrecurring revenue adjustments	—	—
Total revenue adjustments	1,343	1,039
Recurring revenue - non-GAAP	160,710	145,492
Nonrecurring revenue - non-GAAP	58,539	56,451
Total non-GAAP revenue	$219,249	$201,943

Gross Profit and Gross Margin

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
Recurring costs	$41,028	$38,076
Nonrecurring costs	32,068	29,880
Amortization of acquired technology	3,639	4,384
Total GAAP cost of revenue	76,735	72,340
GAAP gross profit	141,171	128,564
GAAP gross margin	64.8%	64.0%
Revenue adjustments	1,343	1,039
Amortization of acquired technology	3,639	4,384
Stock-based compensation expenses	1,165	1,262
Acquisition expenses, net	251	25
Restructuring expenses	338	462
Separation expenses	—	78
Non-GAAP gross profit	$147,907	$135,814
Non-GAAP gross margin	67.5%	67.3%

Research and Development, net

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
GAAP research and development, net	$30,947	$29,148
As a percentage of GAAP revenue	14.2%	14.5%
Stock-based compensation expenses	(2,419)	(1,773)
Acquisition expenses, net	(198)	(24)
Restructuring expenses	(137)	(184)
Separation expenses	—	(457)
Other adjustments	(25)	—
Non-GAAP research and development, net	$28,168	$26,710
As a percentage of non-GAAP revenue	12.8%	13.2%

Selling, General and Administrative Expenses

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
GAAP selling, general and administrative expenses	$102,882	$87,646
As a percentage of GAAP revenue	47.2%	43.6%
Stock-based compensation expenses	(14,785)	(13,366)
Acquisition expenses, net	(1,375)	(1,644)
Restructuring expenses	(2,674)	(593)
Separation expenses	(591)	(5,527)
Accelerated lease costs	(5,548)	(16)
Other adjustments	(2,009)	(44)
Non-GAAP selling, general and administrative expenses	$75,900	$66,456
As a percentage of non-GAAP revenue	34.6%	32.9%

Operating Income and Operating Margin

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
GAAP operating income	$498	$4,442
GAAP operating margin	0.2%	2.2%
Revenue adjustments	1,343	1,039
Amortization of acquired technology	3,639	4,384
Amortization of other acquired intangible assets	6,844	7,328
Stock-based compensation expenses	18,369	16,401
Acquisition expenses, net	1,824	1,693
Restructuring expenses	3,149	1,239
Separation expenses	591	6,062
Accelerated lease costs	5,548	16
Other adjustments	2,034	44
Non-GAAP operating income	$43,839	$42,648
Non-GAAP operating margin	20.0%	21.1%

Other Income (Expense), Net

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
GAAP other income (expense), net	$372	$(3,420)
Unrealized losses on derivatives, net	—	14,305
Expenses and losses on debt modification or retirement	—	2,474
Change in fair value of future tranche right	—	(15,810)
Acquisition benefit, net	—	(3,200)
Non-GAAP other income (expense), net(1)	372	(5,651)

Provision for (Benefit from) Income Taxes

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
GAAP provision for (benefit from) income taxes	$296	$(72)
GAAP effective income tax rate	34.0%	(7.1)%
Non-GAAP tax adjustments	4,222	3,740
Non-GAAP provision for income taxes	$4,518	$3,668
Non-GAAP effective income tax rate	10.2%	9.9%

Net (Loss) Income Attributable to Verint Systems Inc. Common Shares

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
GAAP net loss attributable to Verint Systems Inc. common shares	$(4,914)	$(2,523)
Revenue adjustments	1,343	1,039
Amortization of acquired technology	3,639	4,384
Amortization of other acquired intangible assets	6,844	7,328
Stock-based compensation expenses	18,369	16,401
Unrealized losses on derivatives, net	—	14,305
Expenses and losses on debt modification or retirement	—	2,474
Change in fair value of future tranche right	—	(15,810)
Acquisition expenses, net	1,824	(1,507)
Restructuring expenses	3,149	1,239
Separation expenses	591	6,062
Accelerated lease costs	5,548	16
Other adjustments	2,034	44
Non-GAAP tax adjustments	(4,222)	(3,740)
Dividends, reversed due to assumed conversion of preferred stock(3)	—	3,322
Total adjustments	39,119	35,557
Non-GAAP net income attributable to Verint Systems Inc. common shares	$34,205	$33,034

Diluted Net (Loss) Income Per Common Share Attributable to Verint Systems Inc.

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
GAAP diluted net loss per common share attributable to Verint Systems Inc.	$(0.08)	$(0.04)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.(3)	$0.52	$0.44

GAAP weighted-average shares used in computing diluted net loss per common share attributable to Verint Systems Inc.	64,947	65,661
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	1,255	10,031
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.(3)	66,202	75,692

GAAP Net Income from Operations to Adjusted EBITDA

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
GAAP net income from operations	$574	$1,094
As a percentage of GAAP revenue	0.3%	0.5%
Provision for (benefit from) income taxes	296	(72)
Other (income) expense, net	(372)	3,420
Depreciation and amortization(2)	17,399	18,281
Revenue adjustments	1,343	1,039
Stock-based compensation expenses	18,369	16,401
Acquisition expenses, net	1,824	1,693
Restructuring expenses	2,993	1,238
Separation expenses	591	5,696
Accelerated lease costs	5,548	16
Other adjustments	2,034	44
Adjusted EBITDA	$50,599	$48,850
As a percentage of non-GAAP revenue	23.1%	24.2%

Gross Debt to Net Debt

(in thousands)	April 30, 2022	January 31, 2022
Long-term debt	$407,402	$406,954
Unamortized debt discounts and issuance costs	7,598	8,046
Gross debt	415,000	415,000
Less:
Cash and cash equivalents	285,046	358,805
Restricted cash and cash equivalents, and restricted bank time deposits	23	6
Short-term investments	745	765
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	129,186	55,424
Long-term restricted cash, cash equivalents, time deposits, and investments	387	409
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$128,799	$55,015

(1) For the three months ended April 30, 2022, non-GAAP other income, net of $0.4 million was comprised of $1.7 million of foreign exchange gains primarily related to balance sheet revaluations, net of $1.3 million of interest and other expense.

(2) Adjusted for financing fee amortization.

(3) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Average shares for the calculation of adjusted diluted EPS for the three months ended April 30, 2022, excludes shares associated with our convertible preferred stock and therefore earnings include the preferred stock dividends. Conversion of the outstanding preferred shares was more dilutive in three months ended April 30, 2021.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Recurring and Nonrecurring Revenue and Gross Profit
(Unaudited)

Recurring and Nonrecurring Revenue

	Three Months Ended April 30,
(in thousands)	2022	2021
Recurring revenue - GAAP	$159,367	$144,453
Cloud revenue - GAAP	110,643	80,050
Support revenue - GAAP	48,724	64,403
Nonrecurring revenue - GAAP	$58,539	$56,451
Perpetual revenue - GAAP	33,258	29,323
Professional services revenue - GAAP	25,281	27,128
Total revenue - GAAP	$217,906	$200,904

Estimated recurring revenue adjustments	$1,343	$1,039
Estimated cloud revenue adjustments	1,329	1,031
Estimated support revenue adjustments	14	8
Estimated nonrecurring revenue adjustments	$—	$—
Estimated perpetual revenue adjustments	—	—
Estimated professional services revenue adjustments	—	—
Total estimated revenue adjustments	$1,343	$1,039

Recurring revenue - non-GAAP	$160,710	$145,492
Cloud revenue - non-GAAP	111,972	81,081
Support revenue - non-GAAP	48,738	64,411
Nonrecurring revenue - non-GAAP	$58,539	$56,451
Perpetual revenue - non-GAAP	33,258	29,323
Professional services revenue - non-GAAP	25,281	27,128
Total revenue - non-GAAP	$219,249	$201,943

Recurring Gross Profit

	Three Months Ended April 30,
(in thousands)	2022	2021
GAAP recurring revenue	$159,367	$144,453
GAAP recurring costs	41,028	38,076
GAAP recurring gross profit	118,339	106,377
GAAP recurring gross margin	74.3%	73.6%

Recurring revenue adjustments	1,343	1,039
Recurring stock-based compensation expenses	525	429
Recurring acquisition expenses, net	22	25
Recurring restructuring expenses	111	353
Recurring separation expenses	—	32
Non-GAAP recurring gross profit	$120,340	$108,255
Non-GAAP recurring gross margin	74.9%	74.4%

Nonrecurring Gross Profit

	Three Months Ended April 30,
(in thousands)	2022	2021
GAAP nonrecurring revenue	$58,539	$56,451
GAAP nonrecurring costs	32,068	29,880
GAAP nonrecurring gross profit	26,471	26,571
GAAP nonrecurring gross margin	45.2%	47.1%

Nonrecurring revenue adjustments	—	—
Nonrecurring stock-based compensation expenses	640	833
Nonrecurring acquisition expenses, net	229	—
Nonrecurring restructuring expenses	227	109
Nonrecurring separation expenses	—	46
Non-GAAP nonrecurring gross profit	$27,567	$27,559
Non-GAAP nonrecurring gross margin	47.1%	48.8%

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue	Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Three Months Ended
Revenue for the three months ended April 30, 2021	$200,904	$201,943
Revenue for the three months ended April 30, 2022	$217,906	$219,249
Revenue for the three months ended April 30, 2022 at constant currency(1)	$220,000	$222,000
Reported period-over-period revenue growth	8.5%	8.6%
% impact from change in foreign currency exchange rates	1.0%	1.3%
Constant currency period-over-period revenue growth	9.5%	9.9%

(1) Revenue for the three months ended April 30, 2022 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three months ended April 30, 2021 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30,	January 31,
(in thousands, except share and per share data)	2022	2022
Assets
Current Assets:
Cash and cash equivalents	$285,046	$358,805
Short-term investments	745	765
Accounts receivable, net of allowance for credit losses of $1.3 million and $1.3 million, respectively	149,758	193,831
Contract assets, net	37,993	42,688
Inventories	5,225	5,337
Prepaid expenses and other current assets	56,433	53,752
Total current assets	535,200	655,178
Property and equipment, net	61,577	64,090
Operating lease right-of-use assets	32,724	35,433
Goodwill	1,327,444	1,353,421
Intangible assets, net	104,838	118,254
Other assets	139,258	134,729
Total assets	$2,201,041	$2,361,105

Liabilities, Temporary Equity, and Stockholders' Equity
Current Liabilities:
Accounts payable	$35,482	$39,501
Accrued expenses and other current liabilities	146,327	168,694
Contract liabilities	258,065	271,271
Total current liabilities	439,874	479,466
Long-term debt	407,402	406,954
Long-term contract liabilities	15,704	15,872
Operating lease liabilities	29,096	28,457
Other liabilities	37,191	39,456
Total liabilities	929,267	970,205
Commitments and Contingencies
Temporary Equity:
Preferred Stock — $0.001 par value; authorized 2,207,000 shares
Series A Preferred Stock; 200,000 shares issued and outstanding at April 30, 2022 and January 31, 2022, respectively; aggregate liquidation preference and redemption value of $203,467 and $206,067 at April 30, 2022 and January 31, 2022, respectively.	200,628	200,628
Series B Preferred Stock; 200,000 shares issued and outstanding at April 30, 2022 and January 31, 2022, respectively; aggregate liquidation preference and redemption value of $203,467 and $206,067 at April 30, 2022 and January 31, 2022, respectively.	235,693	235,693
Total temporary equity	436,321	436,321
Stockholders' Equity:
Common stock — $0.001 par value; authorized 120,000,000 shares. Issued 66,677,000 and 66,211,000 shares; outstanding 64,677,000 and 66,211,000 shares at April 30, 2022 and January 31, 2022, respectively.	67	66
Additional paid-in capital	1,141,162	1,125,152
Treasury stock, at cost — 2,000,000 shares at April 30, 2022; No shares at January 31, 2022.	(105,666)	—
Accumulated deficit	(54,223)	(54,509)
Accumulated other comprehensive loss	(148,560)	(118,515)
Total Verint Systems Inc. stockholders' equity	832,780	952,194
Noncontrolling interests	2,673	2,385
Total stockholders' equity	835,453	954,579
Total liabilities, temporary equity, and stockholders' equity	$2,201,041	$2,361,105

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net income	$574	$1,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,048	19,049
Stock-based compensation, excluding cash-settled awards	18,364	16,405
Change in fair value of future tranche right	—	(15,810)
Non-cash losses on derivative financial instruments, net	—	14,374
Losses on early retirements of debt	—	2,474
Other, net	2,163	(2,317)
Changes in operating assets and liabilities:
Accounts receivable	41,766	58,026
Contract assets	4,024	(2,184)
Inventories	68	(350)
Prepaid expenses and other assets	(8,686)	(18,781)
Accounts payable and accrued expenses	(5,694)	(1,510)
Contract liabilities	(9,645)	(15,524)
Deferred income taxes	(1,074)	(16,977)
Other, net	(5,982)	(260)
Net cash provided by operating activities — continuing operations	53,926	37,709
Net cash used in operating activities — discontinued operations	—	(8,007)
Net cash provided by operating activities	53,926	29,702

Cash flows from investing activities:
Purchases of property and equipment	(5,224)	(4,369)
Maturities and sales of investments	250	45,640
Purchases of investments	(250)	—
Cash paid for capitalized software development costs	(2,003)	(1,966)
Change in restricted bank time deposits, and other investing activities, net	20	(32)
Net cash (used in) provided by investing activities	(7,207)	39,273

Cash flows from financing activities:
Proceeds from issuance of preferred stock	—	200,000
Proceeds from borrowings	—	315,000
Repayments of borrowings and other financing obligations	(775)	(310,633)
Purchases of capped calls	—	(40,950)
Payments of debt-related costs	(93)	(9,422)
Purchases of treasury stock and common stock for retirement	(105,213)	(75,014)
Preferred stock dividend payments	(10,400)	(5,200)
Distributions paid to noncontrolling interest	—	—
Payment for termination of interest rate swap	—	(16,502)
Net cash transferred to Cognyte Software Ltd.	—	(114,657)
Dividend and other settlements received from Cognyte Software Ltd.	—	40,164
Payments of contingent consideration for business combinations (financing portion), and other financing activities	(1,549)	(2,842)
Net cash used in financing activities	(118,030)	(20,056)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(2,431)	218
Net (decrease) increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(73,742)	49,137
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	358,868	700,133
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$285,126	$749,270

	Three Months Ended April 30,
(in thousands)	2022	2021
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$285,046	$359,418
Restricted cash and cash equivalents included in restricted cash and cash equivalents, and restricted bank time deposits	—	389,795
Restricted cash and cash equivalents included in prepaid expenses and other current assets	23	—
Restricted cash and cash equivalents included in other assets	57	57
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$285,126	$749,270

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP perpetual revenue, non-GAAP support revenue, non-GAAP professional services revenue, non-GAAP cloud revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP optional managed services revenue, non-GAAP recurring gross profit and gross margins, non-GAAP nonrecurring gross profit and gross margins, non-GAAP gross profit and gross margins, non-GAAP research and development, net, non-GAAP selling, general and administrative expenses, non-GAAP operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision for (benefit from) income taxes and non-GAAP effective income tax rate, non-GAAP net income (loss) attributable to Verint Systems Inc. common shares, non-GAAP diluted net income (loss) per common share attributable to Verint Systems Inc., adjusted EBITDA and adjusted EBITDA margins, net debt and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock unit and performance stock unit awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Expenses and losses on debt modification or retirement. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations.

Change in fair value of future tranche right. On December 4, 2019, we entered into an Investment Agreement with an affiliate of Apax Partners (the “Apax Investor”), whereby the Apax Investor agreed to make an investment in us of up to $400.0 million of convertible preferred stock. In connection with the Apax Investor’s first $200.0 million investment on May 7, 2020 (for 200,000 shares of Series A Preferred Stock), we determined that our obligation to issue, and the Apax Investor’s obligation to purchase the Series B Preferred Stock in connection with the completion of the spin-off of our former Cyber Intelligence Solutions business and the satisfaction of other customary closing conditions (the “Future Tranche Right”) met the definition of a freestanding financial instrument. This Future Tranche Right was reported at fair value as an asset or liability on our consolidated balance sheet and was remeasured at fair value each reporting period until the settlement of the right at the time of issuance of the Series B Preferred Stock, which occurred on April 6, 2021. Changes in its fair value were recognized as a non-cash charge or benefit within other income (expense), net on the condensed consolidated statement of operations. We excluded this change in fair value of the Future Tranche Right from our non-GAAP financial measures because it was unusual in nature, could vary significantly in amount, and was unrelated to our ongoing operations.

Acquisition expenses (benefit), net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses (benefits), including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs (except as included in Accelerated lease costs described below), certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Separation expenses. On February 1, 2021, we completed the previously announced spin-off of our former Cyber Intelligence Solutions business. We exclude from our non-GAAP financial measures expenses incurred in connection with the spin-off, including third-party advisory, accounting, legal, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology (which are included in Separation expenses to the extent not capitalized). Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation. These costs are incremental to our normal operating expenses and are being incurred solely as a result of the separation transaction. Accordingly, we are excluding these separation expenses from our non-GAAP financial measures in order to evaluate our performance on a comparable basis.

Accelerated lease costs. We exclude from our non-GAAP financial measures accelerated facility costs and associated accelerated lease expenses due to the early termination or abandonment of certain office leases as a result of our move to a hybrid work model because these charges are not reflective of our ongoing business and operating results.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), IT infrastructure costs and other charges associated with modifying the workplace, rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude from our non-GAAP measures of net income attributable to Verint Systems Inc., our GAAP provision for (benefit from) income taxes and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2023 is currently approximately 10% and was 11% for the year ended January 31, 2022. We evaluate our non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Revenue Metrics and Operating Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of cloud revenue and initial and renewal post contract support.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, consulting, implementation and installation services, hardware, and training.

Cloud revenue primarily consists of SaaS and optional managed services.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Optional Managed Services are recurring services that are intended to improve our customers operations and reduce expenses.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters.

New Perpetual License Equivalent Bookings are used to normalize between perpetual and SaaS bookings and measure overall software bookings growth. We calculate New Perpetual License Equivalent Bookings by adding to perpetual licenses an amount equal to New SaaS ACV bookings multiplied by a conversion factor that normalizes the mix of bundled and unbundled SaaS and perpetual bookings in a given period. The conversion factor used is based on our order mix and may change from period to period. Management uses perpetual license equivalent bookings to understand our performance, including our software bookings growth and SaaS/perpetual license mix. This metric should not be viewed in isolation from other operating metrics that we make available to investors.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation expenses, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.